EXHIBIT 3.1

                                     [SEAL]


I certify the attached is a true and correct copy of the Restated Articles of Incorporation, filed on June 20, 1997, for COASTAL BANK CORPORATION, a Florida corporation, as shown by the records of this office.

The document number of this corporation is P97000008575.


                                             Given under my hand and the Great
                                             Seal of the State of Florida, at
                                             Tallahassee, the Capitol, this the
                                             Twenty-third day of June, 1997


[SEAL]                                            /s/ SANDRA B. MORTHAM
                                                  -----------------------
                                                      Sandra B. Mortham
                                                      Secretary of State


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                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            COASTAL BANK CORPORATION

PURSUANT TO THE PROVISIONS OF SECTION 607.1007, FLORIDA STATUTES, THIS CORPORATION ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION:

                                 ARTICLE I. NAME

         The name of this corporation shall be Coastal Bank Corporation.

                       ARTICLE II. COMMENCEMENT & DURATION

         The commencement of this corporation's existence shall be at the time of the filing of these Articles of Incorporation by the Florida Department of State. This corporation's duration shall be perpetual.

                     ARTICLE III. PURPOSES, POWERS & RIGHTS

         The corporation may engage in any lawful acts or activities for which corporations may be organized under the laws of the State of Florida.

         In furtherance of its corporate purposes, this corporation shall have all of the general and specific powers and rights granted to and conferred on a corporation by the laws of the State of Florida, including the power and right:

         A. To change the Articles of Incorporation at any time pursuant to law and the By-laws;

         B. To change the principal office of the corporation and establish, from time to


         Restated Articles of Incorporation of Coastal Bank Corporation


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              time, other locations, within or outside the State of Florida for corporate operations, pursuant to the By-laws, and without the necessity of amending the Articles of Incorporation;

         C. To invest the funds of this corporation in real estate, mortgages, stocks, bonds, or any other type of investment, and to own real and personal property necessary for the conduct of its business;

         D. To purchase and acquire, in accordance with law and the By-laws, any or all of its shares.

                            ARTICLE IV. CAPITAL STOCK

         A. This corporation shall have the authority to issue TEN MILLION (10,000,000) shares of common stock par value ONE CENT ($.01) per share.

         B. The designations, voting powers, preferences and relative participating options or other special rights, qualifications, limitations or restrictions of the above stock are as follows:

              1. The holders of the common stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

              2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the


         Restated Articles of Incorporation of Coastal Bank Corporation


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                   creditors and holders of shares of preferred stock, if any such stock shall be authorized herein and issued, the holders of common stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of common stock held by them respectively. The Board of Directors may distribute in kind to the holders of common stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or other entity and receive payment therefore in cash, stock or obligations of such other person, corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation nor winding up of the corporation for the purposes of this paragraph.

              3. Any person, upon becoming the owner or holder of any shares of the common stock or other securities having voting rights issued by this


         Restated Articles of Incorporation of Coastal Bank Corporation


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                  corporation ("shareholder"), does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged, or repealed by legislative enactments of the State of Florida, or of the United States hereinafter adopted which have reference to or affect corporations, such securities, or such persons, if any; and that the corporation reserves the right to transact any business of the corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other acts or things as authorized, permitted or allowed by such legislative enactments.

                          ARTICLE V. BOARD OF DIRECTORS

         The number of directors of this corporation shall be set as provided in this corporation's By-laws and shall be no less than one (1) and no more than twenty-five (25).

         The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to any powers conferred herein or in the By-laws, The Board of Directors may, subject to any express limitation contained in these Articles of Incorporation or in the By-laws, exercise the full extent of powers conferred by the laws of the State of Florida upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-laws shall in no way be deemed or restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the


         Restated Articles of Incorporation of Coastal Bank Corporation


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foregoing, the Board of Directors shall have the power to make, alter, amend or repeal from time to time the By-laws of the Corporation.

                           ARTICLE VI. INDEMNIFICATION

         This corporation shall indemnify any officer, director, employee, or agent, and any former officer, director, employee, or agent, to the full extent permitted by law.

                         ARTICLE VII. PRINCIPAL OFFICE &
                            REGISTERED OFFICE & AGENT

         The address of this corporation's principal office shall be 999 Ninth Street, South, Suite 101, Naples, Florida 34102. The name and address of this corporation's registered agent shall be: Coastal Bank Corporation c/o Judith E. McCaffrey, 5811 Pelican Bay Boulevard, Suite 206-A, Naples, Florida 34908.

                             ARTICLE VIII. AMENDMENT

         This corporation reserves the right to amend or repeal any provisions in these Articles of Incorporation, or any amendments hereto, in the manner now or hereafter prescribed by statute. Any rights conferred upon the shareholders are granted subject to this reservation.

         IN WITNESS WHEREOF, THE UNDERSIGNED DULY AUTHORIZED OFFICER OF THE CORPORATION EXECUTES THESE RESTATED ARTICLES OF INCORPORATION ON THE DATE
INDICATED:

                                    May 20, 1997

/s/ SIDNEY T. JACKSON
---------------------------
Sidney T. Jackson, president


         Restated Articles of Incorporation of Coastal Bank Corporation

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         I hereby accept my designation as resident agent and agree to serve as the resident agent of Coastal Bank Corporation, Inc. I hereby state that I am familiar with and accept the duties and responsibilities as registered agent for Coastal Bank Corporation.

                                          May 20, 1997
/s/ JUDITH E. MCCAFFREY
------------------------
Judith E. McCaffrey - Registered Agent


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                                   CERTIFICATE

FIRST: These Restated Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares.

SECOND: These Restated Articles of Incorporation were adopted by the directors of the corporation on May 20, 1997.

THIRD: These Restated Articles of Incorporation were approved by the shareholders of the corporation on May 20, 1997. The number of votes castfor the amendment was sufficient for approval.

            Dated this 20 day of May, 1997


                                    /s/ SIDNEY T. JACKSON
                                    ----------------------------
                                    Sidney T. Jackson, president


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